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                                                                     EXHIBIT 2.1

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

PARTIES:     COLUMBIA RIVER BANKING COMPANY                     ("CRBC")

             KLICKITAT VALLEY BANK                              ("KVB")

DATE:        DECEMBER 10, 1996


                                    RECITALS

        A. CRBC is a banking corporation organized and existing under the laws of the state of Oregon with its principal office at 318 East Third Street, The Dalles, Oregon and with branches in The Dalles, Hood River, Maupin, Redmond, Madras and Bend, Oregon. CRBC does business under the assumed business name "Columbia River Bank" in The Dalles, Hood River, Oregon and under the assumed business name "Juniper Banking Company" in Redmond, Madras and Bend, Oregon.

        B. KVB is a banking corporation organized and existing under the laws of the state of Washington with its principal office at 202 West Main Street, Goldendale, Washington and with a branch in White Salmon, Washington.

        C. Both CRBC and KVB are wholly-owned subsidiaries of Columbia Bancorp ("Bancorp"), an Oregon corporation and bank holding company.

        D. The Board of Directors of CRBC and KVB have concluded that the merger of CRBC and KVB is in the best interests of these companies.

                       NOW, THEREFORE, THE PARTIES AGREE:

        1.      THE MERGER.

        1.1 Merger of CRBC and KVB. Subject to the terms and conditions of the Agreement and of applicable law, on the Effective Date as defined herein, KVB shall merge with and into CRBC (the "Merger"). Following the Merger, the separate existence of KVB shall cease and CRBC shall survive and be the "resulting Bank" as defined in ORS 711.005(5).

        1.2 Effective Date. The Merger shall become effective (the "Effective Date") on the date specified in the Certificate of Merger issued by the Director of the Department of Consumer and Business Services, Division of




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Finance and Corporate Securities, State of Oregon (the "Director") pursuant to
ORS 711.030.

        1.3 Effects of the Merger. On the Effective Date, CRBC shall become the only subsidiary of Bancorp, and Bancorp shall become the owner of 100% of the issued and outstanding common stock of one banking corporation, CRBC. KVB shall cease to exist as a separate corporate entity. The Merger shall not implement any changes in the places of business or personnel of CRBC or KVB other than as expressly provided in the Agreement.

        1.4 Bank Charter, Articles and Bylaws of CRBC. The Charter of CRBC in effect prior to the Effective Date shall be the Charter of CRBC on the Effective Date. The Articles of Incorporation and Bylaws of CRBC in effect prior to the Effective Date shall be the Articles of Incorporation and Bylaws of CRBC on the Effective Date.

        1.5 Directors and Officers of CRBC. The merger shall have no effect on the identity or terms of service of the directors and officers of CRBC serving as of the date of the Agreement. All such directors and officers serving immediately prior to the Effective Date shall be the directors and officers of CRBC on the Effective Date, all of whom shall continue in office until their respective successors are duly qualified and elected as provided in the Articles of Incorporation and Bylaws of CRBC. In addition, on or before the Effective Date no more than four (4) present members of the KVB Board of Directors who are not also presently members of the CRBC Board of Directors shall join the CRBC Board of Directors.

        1.6 Executive Officers of KVB. All executive officers of KVB who are in office immediately prior to the Effective Date shall, on the Effective Date, become executive officers of CRBC.

        1.7 Retention and Use of KVB Name. CRBC shall apply for the right to do business in the State of Washington at one or more locations, including the existing branches of KVB, under the assumed business name "Klickitat Valley Bank." After the Effective Date, the White Salmon and Goldendale branches of CRBC shall do business under the "Klickitat Valley Bank" assumed business name.

        1.8 Conversion of Pre-merger KVB Shares. Each share of common stock of KVB which is issued and outstanding prior to the Effective Date shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and shall be canceled and converted into the right to receive one share of common stock of CRBC.

        1.9 Exchange of Pre-Merger KVB Shares for CRBC Shares. On the Effective Date, Bancorp as the sole stockholder of CRBC shall receive one


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(1) share of CRBC common stock in exchange for every one (1) share of KVB common stock owned by Bancorp. On or promptly after the Effective Date, CRBC shall issue sufficient shares to effect the exchange of shares, and Bancorp shall surrender for cancellation all certificates representing shares of KVB.

        1.10 Dissenters. Any stockholders of CRBC who have exercised and perfected their rights as dissenters pursuant to ORS 711.042 and 711.045 shall be entitled to receive, in exchange for their shares, the amounts determined in accordance with ORS 711.045(21)-(6).

        1.11 Post-Merger Transfers. After the Effective Date, there shall be no transfers on the stock transfer books of KVB of the shares which were outstanding immediately prior to the Effective Date.

        2.      CLOSING.

        2.1 Closing Date. Subject to the satisfaction or waiver of all conditions set forth in Section 5, the closing of the Merger (the "Closing") shall occur on a date not later than thirty (30) business days after the Merger has been approved by all applicable regulatory authorities and all required waiting periods have elapsed.

        2.2 Actions to Take Place at Closing. At the Closing, CRBC and KVB shall execute and deliver the closing certificates of executive officers and other documents required of each of them under the Agreement.

        3.      REPRESENTATIONS, WARRANTIES AND COVENANTS.

        3.1 Limitation of Representations and Warranties. The parties acknowledge and agree that the Merger does not constitute a negotiated, arms-length transaction between two independent entities, but rather is a merger of the two wholly-owned subsidiaries of Bancorp. For this reason, warranties and representations that would otherwise be appropriate or necessary between independent entities are neither appropriate nor necessary in this instance. Notwithstanding the foregoing, CRBC and KVB warrant and represent that neither of them will, at any time prior to the Effective Date.

                3.1.1 Fall to perform or do any act or thing necessary to effect the Merger.

                3.1.2 Fail to comply with any applicable law or regulation pertaining to or necessary to effect the Merger; or

                3.1.3   Issue any shares of stock.



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        3.2     ORGANIZATION. Each party is duly organized, validly existing and in good standing under the laws of the state of their incorporation, and has all requisite corporate power and authority to own and operate its properties and assets, to lease the leased properties used in its business, and to carry on its business as now conducted. Each owns or possesses all franchises, licenses, permits, branch certificates, consents, approvals, waivers and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, none of which will lapse or be adversely affected by reason of the consummation of the transactions contemplated by the Agreement. Each is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in liability or adversely affect the business or operations of either party in any material respect.

        3.3 EXECUTION AND PERFORMANCE OF AGREEMENT. Each party has all requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated by the Agreement. The execution and delivery of the Agreement, compliance with its terms and the consummation of the transactions contemplated by the Agreement have been duly and validly authorized by each Board of Directors, and no other corporate proceedings are necessary to authorize the Agreement or to consummate the transactions contemplated other than stockholder approval of the Merger.

        3.4 BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the parties and constitutes the valid, legal and binding agreement of each, enforceable against each of them in accordance with its terms.

        3.5 NO VIOLATIONS. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the parties with any of the provisions hereof will (i) conflict with or result in any breach of any provision of their respective Articles of Incorporation or Bylaws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation of either party or by which either party or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either party, or any of their properties or assets.

        3.6 REGULATORY APPLICATIONS AND APPROVALS. CRBC and KVB shall, as soon as reasonably practicable after the date of the Agreement, prepare and file with the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board (the "FRB"), the Director and any other governmental


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agency that may have or assert jurisdiction over the transaction or the actions contemplated herein, appropriate applications for approval to effect the Merger, and such other documents, instruments, and notices as may be necessary or desirable to assist in securing the approval of the applicable governmental agencies.

        3.7 Capital Structure of CRBC. The authorized capital stock of CRBC consists of 1,500,000 shares of common stock (the "CRBC shares"), par value of $2.22 per share, of which 1,310,233 shares were issued and outstanding as of December 1, 1996. Bancorp owns 100% of the CRBC Shares. All issued and outstanding Shares have been duly authorized and validly issued in compliance with applicable law including, without limitation, federal and state securities laws. All issued and outstanding shares are fully paid and nonassessable.
None of the CRBC Shares have been issued in violation of the preemptive rights of any stockholder.

        3.8 Capital Structure of KVB. The authorized capital stock of KVB consists of 109,546 shares of common stock (the "KVB shares"), par value of $10.00 per share, of which 109,546 shares were issued and outstanding as of December 1, 1996. Bancorp owns 100% of the KVB Shares. All issued and outstanding Shares have been duly authorized and validly issued in compliance with applicable law including, without limitation, federal and state securities laws. All issued and outstanding shares are fully paid and nonassessable.
None of the KVB Shares have been issued in violation of the preemptive rights of any stockholder.

        3.9 Further Assurances. Each party shall use its best efforts to promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Agreement.

        4.      EMPLOYEES.

        4.1 Employees. The employees of KVB who are employed immediately prior to the Effective Date shall become employees of CRBC on the Effective Date, all of whom shall continue such employment on the same terms and conditions as existed prior to the Effective Date. The Merger shall effect no modifications to the terms of any employment agreements to which KVB is a party existing prior to the Effective Date.

        4.2 Employee Benefit Plans. The Merger shall effect no modifications to the terms of any employee benefit, profit-sharing or retirement plans of CRBC or KVB existing prior to the Effective Date.





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        5.      CONDITIONS PRECEDENT.

        5.1 Conditions Precedent to Parties' Obligations. The obligation of the parties to effect the Merger contemplated by the Agreement shall be subject to the satisfaction or waiver of each of the following conditions on or before the Effective Date:

                5.1.1 Bancorp Approval. The Agreement and the Merger shall have been duly and validly authorized, approved and adopted by Bancorp as the sole shareholder of CRBC and KVB in accordance with ORS 711.025.

                5.1.2 Regulatory Approvals and Consents. Orders, consents, and approvals, in form and substance satisfactory to the parties, shall have been entered by the FRB, the FDIC, the Director, and such other regulatory authorities having jurisdiction over the parties and the transactions contemplated hereby, granting the authority necessary for consummation of the transaction contemplated by the Agreement; all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied; and the parties shall have received evidence satisfactory to them of the satisfaction of the foregoing conditions. No order or approval shall contain any term, provision, or condition that either party deems materially burdensome.

                5.1.3 No Litigation. The absence of any material suit, action or proceeding (made or threatened) against CRBC or KVB or any of their directors or officers seeking to challenge, restrain, enjoin or otherwise affect the Agreement or the transactions contemplated by the Agreement, seeking to restrict the rights of the parties or the operation of the business of CRBC or KVB after the consummation of the Agreement; or seeking to subject the parties hereto or any of their officers or directors to any liability, fine, forfeiture or penalty on the grounds that the parties hereto or their directors or officers have violated or will violate their fiduciary duties or will violate any applicable laws or regulations in connection with the transactions contemplated by the Agreement.

                5.1.4 KVB Name. CRBC shall have obtained approval to do business in the State of Washington through one or more locations under the assumed business name "Klickitat Valley Bank."

        6.      TERMINATION AND AMENDMENT.

        6.1 Termination. Prior to the Effective Date, the Agreement may be terminated and the Merger abandoned at any time notwithstanding approval by the Bancorp or by any applicable regulatory authority:

                6.1.1 Through written consent of the Board of Directors of CRBC and KVB;



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                6.1.2  By the parties if the Effective Date shall not have occurred on or before June 30, 1997, unless the Boards of Directors of CRBC and KVB have agreed to extend the time in which the Merger may be consummated;

                6.1.3 By the parties if any court of competent jurisdiction or any governmental agency has issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable;

                6.1.4 By the parties if the conditions set forth in Section 5 have not been complied with or performed in any material respect and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by CRBC or KVB on or before the Effective Date;

                6.1.5 Upon the final disapproval by any of the FRB, the FDIC, the Director or any other regulatory authority whose approval is required, in whole or in part, of the transactions contemplated by the Agreement.

        6.2 Amendment. The Agreement may not be amended except by a subsequent written agreement signed by all parties hereto.

        7.      MISCELLANEOUS.

        7.1 Governing Law. Each and every portion of the Agreement is contractual and not a mere recital, and all recitals shall be deemed incorporated into the Agreement. The Agreement shall be governed by and interpreted according to Oregon law and any applicable federal law.

        7.2 Integration. The Agreement contains the entire understanding and agreement of the parties with respect to the parties' relationship, and all prior negotiations, discussions or understandings, oral or written, are hereby integrated herein. No prior negotiations, discussions or agreements not contained herein or in such documents shall be binding or enforceable against the parties.


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        7.3     Counterparts.  The Agreement may be signed in several
counterparts. The signature of one party on any counterpart shall bind such party just as if all parties had signed that counterpart. Each counterpart shall be considered an original. All counterparts of the Agreement shall together constitute one original document.


COLUMBIA RIVER BANKING COMPANY          KLICKITAT VALLEY BANK

[SIGNATURE]                             [SIGNATURE]
------------------------------          ------------------------------
Board Chairman                          Board Chairman


[SIGNATURE]                             [SIGNATURE]
------------------------------          ------------------------------
Chief Executive Officer                 Chief Executive Officer




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